Free Writing Prospectus (To the Prospectus dated September 21, 2005 and Prospectus Supplement dated November 1, 2006)	Filed Pursuant to Rule 433 Registration No. 333-126811 December 6, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: December 29, 2006

•	Initial valuation date: December 21, 2006

•	Final valuation date: December 21, 2007

•	Maturity date: December 27, 2007

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Page #	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Biogen Idec Inc.	FWP-7	BIIB	TBD	8.00%	80.00%	TBD	TBD	TBD	TBD	E-211	06738C SS 9 / US06738CSS97
BJ’s Wholesale Club, Inc.	FWP-8	BJ	TBD	8.50%	80.00%	TBD	TBD	TBD	TBD	E-212	06738C ST 7 / US06738CST70
Peabody Energy Corporation	FWP-9	BTU	TBD	11.25%	70.00%	TBD	TBD	TBD	TBD	E-213	06738C SU 4 / US06738CSU44
Continental Airlines, Inc. (Class B)	FWP-10	CAL	TBD	13.25%	60.00%	TBD	TBD	TBD	TBD	E-214	06738C SV 2 / US06738CSV27
Countrywide Financial Corporation	FWP-11	CFC	TBD	9.25%	75.00%	TBD	TBD	TBD	TBD	E-215	06738C SW 0 / US06738CSW00
Chiquita Brands International, Inc.	FWP-12	CQB	TBD	10.00%	70.00%	TBD	TBD	TBD	TBD	E-216	06738C SX 8 / US06738CSX82
Citrix Systems, Inc.	FWP-13	CTXS	TBD	10.25%	75.00%	TBD	TBD	TBD	TBD	E-217	06738C SY 6 / US06738CSY65
DaimlerChrysler AG (Ordinary Shares)	FWP-14	DCX	TBD	8.00%	80.00%	TBD	TBD	TBD	TBD	E-218	06738C SZ 3 / US06738CSZ31
EOG Resources, Inc.	FWP-16	EOG	TBD	9.75%	80.00%	TBD	TBD	TBD	TBD	E-219	06738C TA 7 / US06738CTA70
Frontier Oil Corporation	FWP-17	FTO	TBD	11.50%	70.00%	TBD	TBD	TBD	TBD	E-220	06738C TB 5 / US06738CTB53
Gilead Sciences, Inc.	FWP-18	GILD	TBD	8.50%	80.00%	TBD	TBD	TBD	TBD	E-221	06738C TC 3 / US06738CTC37
General Motors Corporation	FWP-19	GM	TBD	13.10%	60.00%	TBD	TBD	TBD	TBD	E-222	06738C TD 1 / US06738CTD10
Titanium Metals Corporation	FWP-20	TIE	TBD	15.00%	70.00%	TBD	TBD	TBD	TBD	E-230	06738C TL 3 / US06738CTL36
Smith International, Inc.	FWP-21	SII	TBD	9.50%	75.00%	TBD	TBD	TBD	TBD	E-235	06738C SR 1 / US06738CSR15
Nordstrom, Inc.	FWP-22	JWN	TBD	9.00%	70.00%	TBD	TBD	TBD	TBD	E-223	06738C TE 9 / US06738CTE92
Legg Mason Inc.	FWP-23	LM	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-224	06738C TF 6 / US06738CTF67
Norfolk Southern Corporation	FWP-24	NSC	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-225	06738C TG 4 / US06738CTG41
Rowan Companies, Inc.	FWP-26	RDC	TBD	9.75%	70.00%	TBD	TBD	TBD	TBD	E-226	06738C TH 2 / US06738CTH24
Transocean Inc.	FWP-27	RIG	TBD	9.75%	75.00%	TBD	TBD	TBD	TBD	E-227	06738C TJ 8 / US06738CTJ89
Teva Pharmaceutical Industries Limited (ADR)	FWP-28	TEVA	TBD	8.00%	80.00%	TBD	TBD	TBD	TBD	E-229	06738C TK 5 / US06738CTK52

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•	For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•	For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the Stock or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

FWP-4

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied

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by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about December 29, 2006, which is the fifth business day following the initial valuation date specified on the cover of this free writing prospectus (this settlement cycle being referred to as “T+5”). See “Plan of Distribution” in the prospectus supplement.

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Biogen Idec Inc.

According to publicly available information, Biogen Idec Inc. (the “Company”) develops, manufactures and commercializes novel therapies in oncology, neurology and immunology. The Company currently has five products: (1) AVONEX, approved for the treatment of relapsing forms of multiple sclerosis, or MS; (2) RITUXAN, approved worldwide for the treatment of relapsed or refractory low-grade or follicular, CD20-positive, B-cell non-Hodgkin’s lymphomas, or B-cell NHLs; (3) TYSABRI, approved by the FDA to treat relapsing forms of MS to reduce the frequency of clinical relapses; (4) ZEVALIN, a radioimmunotherapy that is approved for the treatment of patients with relapsed or refractory low-grade, follicular, or transformed B-cell NHL; and (5) AMEVIVE, approved in the U.S. and other countries for the treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy.

The Company is a Delaware corporation with principal executive offices located at 14 Cambridge Center, Cambridge, Massachusetts 02142.

The linked share’s SEC file number is 0-19311.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$67.56	$32.63	$40.00
June 29, 2001	$75.00	$33.50	$67.69
September 28, 2001	$69.60	$44.78	$49.57
December 31, 2001	$73.32	$47.07	$68.93
March 28, 2002	$71.40	$50.09	$64.30
June 28, 2002	$66.84	$30.75	$35.45
September 30, 2002	$47.67	$20.76	$41.52
December 31, 2002	$47.41	$31.17	$33.17
March 31, 2003	$37.14	$27.80	$34.42
June 30, 2003	$42.06	$30.01	$34.00
September 30, 2003	$38.95	$31.85	$33.15
December 31, 2003	$39.41	$31.63	$36.78
March 31, 2004	$59.63	$36.60	$55.60
June 30, 2004	$64.00	$54.56	$63.25
September 30, 2004	$63.50	$53.08	$61.17
December 31, 2004	$68.13	$54.30	$66.61
March 31, 2005	$70.00	$33.85	$34.51
June 30, 2005	$40.02	$33.18	$34.45
September 30, 2005	$43.41	$33.88	$39.48
December 30, 2005	$46.72	$35.66	$45.33
March 31, 2006	$50.72	$43.03	$47.10
June 30, 2006	$48.97	$42.52	$46.33
September 29, 2006	$47.46	$40.24	$44.68
December 1, 2006*	$52.71	$43.49	$52.16

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIIB

Initial price: $52.16

Protection level: 80.00%

Protection price: $41.73

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.171780

Coupon: 8.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		8.00%	100.00%
+90%		8.00%	90.00%
+80%		8.00%	80.00%
+70%		8.00%	70.00%
+60%		8.00%	60.00%
+50%		8.00%	50.00%
+40%		8.00%	40.00%
+30%		8.00%	30.00%
+20%		8.00%	20.00%
+10%		8.00%	10.00%
+5%		8.00%	5.00%

0%		8.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-5.00%
-10%	8.00%	-2.00%	-10.00%
-20%	8.00%	-12.00%	-20.00%
-30%	N/A	-22.00%	-30.00%
-40%	N/A	-32.00%	-40.00%
-50%	N/A	-42.00%	-50.00%
-60%	N/A	-52.00%	-60.00%
-70%	N/A	-62.00%	-70.00%
-80%	N/A	-72.00%	-80.00%
-90%	N/A	-82.00%	-90.00%
-100%	N/A	-92.00%	-100.00%

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BJ’s Wholesale Club, Inc.

According to publicly available information, BJ’s Wholesale Club, Inc. (the “Company”), a Delaware corporation, introduced the warehouse club concept to New England in 1984 and has since expanded to become a leading warehouse club operator in the eastern United States. As of January 28, 2006, the Company operated 165 warehouse clubs, including two ProFoods Restaurant Supply clubs, in 16 states.

The linked share’s SEC file number is 001-13143.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$48.35	$36.44	$47.85
June 29, 2001	$54.80	$41.34	$53.26
September 28, 2001	$57.20	$39.25	$47.61
December 31, 2001	$53.70	$40.00	$44.10
March 28, 2002	$48.19	$39.57	$44.70
June 28, 2002	$47.17	$37.85	$38.50
September 30, 2002	$39.70	$19.00	$19.01
December 31, 2002	$22.45	$14.42	$18.30
March 31, 2003	$19.48	$9.20	$11.30
June 30, 2003	$16.90	$10.95	$15.06
September 30, 2003	$22.54	$14.40	$19.37
December 31, 2003	$27.45	$19.40	$22.96
March 31, 2004	$26.45	$20.37	$25.45
June 30, 2004	$26.40	$19.91	$25.00
September 30, 2004	$28.06	$21.06	$27.34
December 31, 2004	$32.00	$26.28	$29.13
March 31, 2005	$34.68	$27.14	$31.06
June 30, 2005	$32.62	$25.96	$32.49
September 30, 2005	$32.92	$25.99	$27.80
December 30, 2005	$32.50	$25.30	$29.56
March 31, 2006	$32.39	$28.37	$31.51
June 30, 2006	$33.04	$27.64	$28.35
September 29, 2006	$29.98	$25.18	$29.18
December 1, 2006*	$32.99	$27.57	$32.14

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJ

Initial price: $32.14

Protection level: 80.00%

Protection price: $25.71

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.113877

Coupon: 8.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		8.50%	100.00%
+90%		8.50%	90.00%
+80%		8.50%	80.00%
+70%		8.50%	70.00%
+60%		8.50%	60.00%
+50%		8.50%	50.00%
+40%		8.50%	40.00%
+30%		8.50%	30.00%
+20%		8.50%	20.00%
+10%		8.50%	10.00%
+5%		8.50%	5.00%

0%		8.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	8.50%	3.50%	-5.00%
-10%	8.50%	-1.50%	-10.00%
-20%	8.50%	-11.50%	-20.00%
-30%	N/A	-21.50%	-30.00%
-40%	N/A	-31.50%	-40.00%
-50%	N/A	-41.50%	-50.00%
-60%	N/A	-51.50%	-60.00%
-70%	N/A	-61.50%	-70.00%
-80%	N/A	-71.50%	-80.00%
-90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

FWP-8

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is a private-sector coal mining company. During the year ended December 31, 2005, the Company sold 239.9 million tons of coal. During this period, it sold coal to over 350 electricity generating and industrial plants in 15 countries. Its coal products fuel approximately 10% of all U.S. electricity generation and 3% of worldwide electricity generation. In addition to its mining operations, the Company markets, brokers and trades coal. Its total tons traded were 36.2 million for the year ending December 31, 2005. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, transportation services, and, more recently, BTU conversion.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 28, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 1, 2006*	$47.00	$34.05	$46.99

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $46.99

Protection level: 70.00%

Protection price: $32.89

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.281124

Coupon: 11.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.51% per annum

Coupon amount monthly: $9.38

FWP-9

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		11.25%	100.51%
+90%		11.25%	90.51%
+80%		11.25%	80.51%
+70%		11.25%	70.51%
+60%		11.25%	60.51%
+50%		11.25%	50.51%
+40%		11.25%	40.51%
+30%		11.25%	30.51%
+20%		11.25%	20.51%
+10%		11.25%	10.51%
+5%		11.25%	5.51%

0%		11.25%	0.51%

		Protection Price Ever Breached?
	NO	YES
-5%	11.25%	6.25%	-4.49%
-10%	11.25%	1.25%	-9.49%
-20%	11.25%	-8.75%	-19.49%
-30%	11.25%	-18.75%	-29.49%
-40%	N/A	-28.75%	-39.49%
-50%	N/A	-38.75%	-49.49%
-60%	N/A	-48.75%	-59.49%
-70%	N/A	-58.75%	-69.49%
-80%	N/A	-68.75%	-79.49%
-90%	N/A	-78.75%	-89.49%
-100%	N/A	-88.75%	-99.49%

Continental Airlines, Inc. (Class B)

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,800 daily departures. As of September 30, 2006, the Company flew to 128 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of September 30, 2006.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$57.88	$39.10	$41.40
June 29, 2001	$51.95	$38.70	$49.25
September 28, 2001	$52.32	$12.35	$15.00
December 31, 2001	$27.50	$14.85	$26.21
March 28, 2002	$35.20	$25.74	$28.32
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 1, 2006*	$45.41	$28.56	$40.29

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

FWP-10

Linked share: CAL

Initial price: $40.29

Protection level: 60.00%

Protection price: $24.17

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.820055

Coupon: 13.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.04

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.25%		100.00%
+90%	13.25%		90.00%
+80%	13.25%		80.00%
+70%	13.25%		70.00%
+60%	13.25%		60.00%
+50%	13.25%		50.00%
+40%	13.25%		40.00%
+30%	13.25%		30.00%
+20%	13.25%		20.00%
+10%	13.25%		10.00%
+5%	13.25%		5.00%

0%	13.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	13.25%	8.25%	-5.00%
-10%	13.25%	3.25%	-10.00%
-20%	13.25%	-6.75%	-20.00%
-30%	13.25%	-16.75%	-30.00%
-40%	13.25%	-26.75%	-40.00%
-50%	N/A	-36.75%	-50.00%
-60%	N/A	-46.75%	-60.00%
-70%	N/A	-56.75%	-70.00%
-80%	N/A	-66.75%	-80.00%
-90%	N/A	-76.75%	-90.00%
-100%	N/A	-86.75%	-100.00%

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”), a holding company, engages in mortgage lending and other finance-related operations. The Company operates in five segments: Mortgage Banking, Banking, Capital Markets, Insurance, and Global Operations. The Mortgage Banking segment originates, purchases, securitizes, and services residential and commercial mortgage loans. This segment also provides various loan closing products and services, such as credit reports, appraisals, title reports, property valuation services, and flood determinations. The Banking segment primarily invests in mortgage loans and home equity lines of credit primarily sourced through its mortgage banking operation. This segment also provides short-term secured financing to mortgage lenders through a nondepository lending company to finance their mortgage loan inventories. In addition, it offers various deposit accounts. The Capital Markets segment operates as an institutional broker-dealer that primarily specializes in trading and underwriting mortgage-backed securities. Its activities consist of conduit, securities trading, underwriting, brokering, asset management, and origination and sale of commercial mortgage loans. The Insurance segment offers property, casualty, life, and credit insurance, as well as provides reinsurance coverage to primary mortgage insurers. The Global Operations segment provides loan processing and subservicing, and valuation services. The Company was incorporated in 1969 and is based in Calabasas, California.

The linked share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.00	$10.18	$12.34
June 29, 2001	$12.30	$9.51	$11.47
September 28, 2001	$11.56	$9.35	$10.98
December 31, 2001	$12.18	$9.58	$10.24
March 28, 2002	$11.36	$9.40	$11.19
June 28, 2002	$12.58	$10.96	$12.06
September 30, 2002	$13.75	$9.88	$11.79
December 31, 2002	$13.25	$10.59	$12.91
March 31, 2003	$14.68	$12.62	$14.38
June 30, 2003	$19.68	$14.43	$17.39
September 30, 2003	$19.83	$15.88	$19.57
December 31, 2003	$27.27	$19.38	$25.28
March 31, 2004	$32.41	$23.13	$31.97
June 30, 2004	$36.27	$27.20	$35.13
September 30, 2004	$39.83	$32.75	$39.39
December 31, 2004	$39.93	$30.30	$37.01
March 31, 2005	$38.65	$31.19	$32.46
June 30, 2005	$40.31	$30.54	$38.61
September 30, 2005	$39.64	$32.38	$32.98
December 30, 2005	$36.74	$29.35	$34.19

FWP-11

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$37.23	$31.86	$36.70
June 30, 2006	$43.67	$35.93	$38.08
September 29, 2006	$39.99	$32.20	$35.04
December 1, 2006*	$41.00	$34.50	$39.97

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CFC

Initial price: $39.97

Protection level: 75.00%

Protection price: $29.98

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.018764

Coupon: 9.25% per annum

Maturity: December 27, 2007

Dividend yield: 1.50% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		101.50%
+90%	9.25%		91.50%
+80%	9.25%		81.50%
+70%	9.25%		71.50%
+60%	9.25%		61.50%
+50%	9.25%		51.50%
+40%	9.25%		41.50%
+30%	9.25%		31.50%
+20%	9.25%		21.50%
+10%	9.25%		11.50%
+5%	9.25%		6.50%

0%	9.25%		1.50%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-3.50%
-10%	9.25%	-0.75%	-8.50%
-20%	9.25%	-10.75%	-18.50%
-30%	N/A	-20.75%	-28.50%
-40%	N/A	-30.75%	-38.50%
-50%	N/A	-40.75%	-48.50%
-60%	N/A	-50.75%	-58.50%
-70%	N/A	-60.75%	-68.50%
-80%	N/A	-70.75%	-78.50%
-90%	N/A	-80.75%	-88.50%
-100%	N/A	-90.75%	-98.50%

Chiquita Brands International, Inc.

According to publicly available information, Chiquita Brands International, Inc. (“the Company”) and its subsidiaries operate as an international marketer and distributor of bananas and other fresh produce sold under the “Chiquita” and other brand names in approximately 70 countries and packaged salads sold under the “Fresh Express” brand primarily in the United States. The Company also distributes and markets fresh-cut fruit and other branded, value-added fruit products. The Company produces approximately 30% of the bananas it markets on its own farms, and purchases the remainder of the bananas, all of the lettuce and substantially all of the other fresh produce from third-party suppliers throughout the world.

The linked share’s SEC file number is 1-1550.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 28, 2002	$17.05	$14.25	$16.50
June 28, 2002	$18.85	$15.40	$17.91
September 30, 2002	$17.91	$13.10	$15.45
December 31, 2002	$15.55	$10.49	$13.26
March 31, 2003	$15.60	$8.60	$10.97
June 30, 2003	$15.65	$10.80	$14.50
September 30, 2003	$19.12	$14.29	$17.70
December 31, 2003	$22.90	$17.40	$22.53
March 31, 2004	$24.40	$19.33	$20.85
June 30, 2004	$21.44	$15.60	$20.92
September 30, 2004	$21.06	$17.16	$17.41
December 31, 2004	$22.28	$16.50	$22.06

FWP-12

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2005	$27.75	$20.32	$26.78
June 30, 2005	$30.49	$23.17	$27.46
September 30, 2005	$31.05	$23.91	$27.95
December 30, 2005	$28.00	$19.25	$20.01
March 31, 2006	$20.63	$16.62	$16.77
June 30, 2006	$17.05	$12.95	$13.78
September 29, 2006	$17.59	$12.65	$13.38
December 1, 2006*	$14.83	$12.52	$14.65

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CQB

Initial price: $14.65

Protection level: 70.00%

Protection price: $10.26

Physical delivery amount: 68 ($1,000/Initial price)

Fractional shares: 0.259386

Coupon: 10.00% per annum

Maturity: December 27, 2007

Dividend yield: 2.05% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		102.05%
+90%	10.00%		92.05%
+80%	10.00%		82.05%
+70%	10.00%		72.05%
+60%	10.00%		62.05%
+50%	10.00%		52.05%
+40%	10.00%		42.05%
+30%	10.00%		32.05%
+20%	10.00%		22.05%
+10%	10.00%		12.05%
+5%	10.00%		7.05%

0%	10.00%		2.05%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-2.95%
-10%	10.00%	0.00%	-7.95%
-20%	10.00%	-10.00%	-17.95%
-30%	10.00%	-20.00%	-27.95%
-40%	N/A	-30.00%	-37.95%
-50%	N/A	-40.00%	-47.95%
-60%	N/A	-50.00%	-57.95%
-70%	N/A	-60.00%	-67.95%
-80%	N/A	-70.00%	-77.95%
-90%	N/A	-80.00%	-87.95%
-100%	N/A	-90.00%	-97.95%

Citrix Systems, Inc.

According to publicly available information, Citrix Systems, Inc. (the “Company”) is a Delaware corporation founded on April 17, 1989. The Company designs, develops and markets technology solutions that enable on-demand access to information and applications. The Company markets and licenses its products through multiple channels such as value-added resellers, channel distributors, system integrators, or SIs, independent software vendors, or ISVs, our websites and original equipment manufacturers. The Company offers multiple products in a single market consisting of the design, development, marketing, sales and support of access infrastructure software and services for applications and online services. These products include solutions for application virtualization, web application optimization, secure sockets layers/virtual private network, or SSL/VPN, gateways, on-demand assistance, online collaboration and Internet Protocol, or IP, telephony.

The linked share’s SEC file number is 0-27084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

FWP-13

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$37.19	$16.88	$21.13
June 29, 2001	$35.71	$17.56	$34.90
September 28, 2001	$36.95	$17.91	$19.80
December 31, 2001	$26.95	$18.92	$22.66
March 28, 2002	$24.70	$13.02	$17.28
June 28, 2002	$17.45	$5.09	$6.04
September 30, 2002	$6.88	$4.70	$6.03
December 31, 2002	$13.99	$5.57	$12.32
March 31, 2003	$14.98	$10.48	$13.16
June 30, 2003	$23.82	$12.97	$20.36
September 30, 2003	$24.77	$16.74	$22.13
December 31, 2003	$27.86	$20.78	$21.16
March 31, 2004	$24.11	$18.35	$21.62
June 30, 2004	$23.12	$18.76	$20.36
September 30, 2004	$20.00	$15.02	$17.52
December 31, 2004	$26.00	$17.71	$24.46
March 31, 2005	$24.79	$20.70	$23.82
June 30, 2005	$25.50	$21.22	$21.66
September 30, 2005	$25.59	$21.10	$25.14
December 30, 2005	$29.46	$23.36	$28.73
March 31, 2006	$38.18	$28.59	$37.90
June 30, 2006	$45.50	$33.73	$40.10
September 29, 2006	$40.36	$27.66	$36.21
December 1, 2006*	$36.50	$27.55	$29.00

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CTXS

Initial price: $29.00

Protection level: 75.00%

Protection price: $21.75

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.482759

Coupon: 10.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.25%		100.00%
+90%	10.25%		90.00%
+80%	10.25%		80.00%
+70%	10.25%		70.00%
+60%	10.25%		60.00%
+50%	10.25%		50.00%
+40%	10.25%		40.00%
+30%	10.25%		30.00%
+20%	10.25%		20.00%
+10%	10.25%		10.00%
+5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	10.25%	5.25%	-5.00%
-10%	10.25%	0.25%	-10.00%
-20%	10.25%	-9.75%	-20.00%
-30%	N/A	-19.75%	-30.00%
-40%	N/A	-29.75%	-40.00%
-50%	N/A	-39.75%	-50.00%
-60%	N/A	-49.75%	-60.00%
-70%	N/A	-59.75%	-70.00%
-80%	N/A	-69.75%	-80.00%
-90%	N/A	-79.75%	-90.00%
-100%	N/A	-89.75%	-100.00%

DaimlerChrysler AG (Ordinary Shares)

According to publicly available information, DaimlerChrysler AG (the “Company”) is a stock corporation organized under the laws of the Federal Republic of Germany and was incorporated on May 6, 1998. The Company develops, manufactures, distributes and sells a wide range of automotive products, mainly passenger cars, light trucks and commercial vehicles. The Company also provides financial and other services relating to our automotive business. The Company has four primary business segments. (The fifth segment, Other Activities, comprises all other businesses and investments in businesses not allocated to one of the primary business segments.) The segments are: Mercedes Car Group, Chrysler Group, Commercial Vehicles, Financial Services and Other Activities.

The linked share’s SEC file number is 1-12356.

FWP-14

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$52.72	$41.01	$44.58
June 29, 2001	$51.75	$42.42	$46.10
September 28, 2001	$50.48	$25.60	$29.98
December 31, 2001	$44.68	$30.30	$41.67
March 28, 2002	$48.12	$35.33	$45.03
June 28, 2002	$50.88	$42.66	$48.23
September 30, 2002	$48.31	$32.95	$33.51
December 31, 2002	$38.71	$29.79	$30.65
March 31, 2003	$33.14	$26.27	$29.31
June 30, 2003	$35.25	$28.55	$34.72
September 30, 2003	$40.61	$33.67	$35.06
December 31, 2003	$46.85	$34.61	$46.22
March 31, 2004	$49.85	$40.02	$41.74
June 30, 2004	$47.74	$39.67	$47.07
September 30, 2004	$46.94	$40.44	$41.42
December 31, 2004	$48.53	$40.36	$48.05
March 31, 2005	$48.63	$44.06	$44.72
June 30, 2005	$44.61	$38.77	$40.51
September 30, 2005	$55.15	$39.19	$53.12
December 30, 2005	$54.56	$47.45	$51.03
March 31, 2006	$60.03	$51.32	$57.41
June 30, 2006	$60.22	$46.27	$49.36
September 29, 2006	$53.67	$45.98	$49.96
December 1, 2006*	$62.24	$49.45	$57.99

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DCX

Initial price: $57.99

Protection level: 80.00%

Protection price: $46.39

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.244352

Coupon: 8.00% per annum

Maturity: December 27, 2007

Dividend yield: 3.14% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.00%		103.14%
+90%	8.00%		93.14%
+80%	8.00%		83.14%
+70%	8.00%		73.14%
+60%	8.00%		63.14%
+50%	8.00%		53.14%
+40%	8.00%		43.14%
+30%	8.00%		33.14%
+20%	8.00%		23.14%
+10%	8.00%		13.14%
+5%	8.00%		8.14%

0%	8.00%		3.14%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-1.86%
-10%	8.00%	-2.00%	-6.86%
-20%	8.00%	-12.00%	-16.86%
-30%	N/A	-22.00%	-26.86%
-40%	N/A	-32.00%	-36.86%
-50%	N/A	-42.00%	-46.86%
-60%	N/A	-52.00%	-56.86%
-70%	N/A	-62.00%	-66.86%
-80%	N/A	-72.00%	-76.86%
-90%	N/A	-82.00%	-86.86%
-100%	N/A	-92.00%	-96.86%

FWP-15

EOG Resources, Inc.

According to publicly available information, EOG Resources, Inc. (the “Company”), a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, Canada, offshore Trinidad, the United Kingdom North Sea and, from time to time, select other international areas. At December 31, 2005, the Company’s total estimated net proved reserves were 6,194 billion cubic feet equivalent (Bcfe), of which 5,557 billion cubic feet (Bcf) were natural gas reserves and 106 million barrels (MMBbl), or 637 Bcfe, were crude oil, condensate and natural gas liquids reserves. At such date, approximately 56% of the Company’s reserves (on a natural gas equivalent basis) were located in the United States, 22% in Canada, 21% in Trinidad and 1% in the United Kingdom North Sea.

The linked share’s SEC file number is 1-9743.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.75	$19.65	$20.62
June 29, 2001	$24.93	$17.46	$17.78
September 28, 2001	$18.50	$12.90	$14.47
December 31, 2001	$19.83	$13.83	$19.56
March 28, 2002	$20.66	$15.25	$20.28
June 28, 2002	$22.08	$18.56	$19.85
September 30, 2002	$19.84	$15.01	$17.98
December 31, 2002	$21.00	$16.20	$19.96
March 31, 2003	$21.42	$17.85	$19.78
June 30, 2003	$22.78	$18.29	$20.92
September 30, 2003	$21.44	$18.85	$20.87
December 31, 2003	$23.76	$20.43	$23.09
March 31, 2004	$23.73	$21.23	$22.95
June 30, 2004	$30.90	$22.66	$29.86
September 30, 2004	$33.44	$27.60	$32.93
December 31, 2004	$38.25	$32.08	$35.68
March 31, 2005	$48.84	$32.10	$48.74
June 30, 2005	$57.94	$42.85	$56.80
September 30, 2005	$76.82	$57.50	$74.90
December 30, 2005	$81.96	$60.00	$73.37
March 31, 2006	$86.91	$64.12	$72.00
June 30, 2006	$79.22	$56.32	$69.34
September 29, 2006	$75.54	$58.46	$65.05
December 1, 2006*	$72.27	$59.88	$70.63

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EOG

Initial price: $70.63

Protection level: 80.00%

Protection price: $56.50

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.158290

Coupon: 9.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.31% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		100.31%
+90%	9.75%		90.31%
+80%	9.75%		80.31%
+70%	9.75%		70.31%
+60%	9.75%		60.31%
+50%	9.75%		50.31%
+40%	9.75%		40.31%
+30%	9.75%		30.31%
+20%	9.75%		20.31%
+10%	9.75%		10.31%
+5%	9.75%		5.31%

0%	9.75%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-4.69%
-10%	9.75%	-0.25%	-9.69%
-20%	9.75%	-10.25%	-19.69%
-30%	N/A	-20.25%	-29.69%
-40%	N/A	-30.25%	-39.69%
-50%	N/A	-40.25%	-49.69%
-60%	N/A	-50.25%	-59.69%
-70%	N/A	-60.25%	-69.69%
-80%	N/A	-70.25%	-79.69%
-90%	N/A	-80.25%	-89.69%
-100%	N/A	-90.25%	-99.69%

FWP-16

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of 162,000 barrels per day (“bpd”). The refineries are complex refineries, which means that they can process heavier, less expensive types of crude oil and still produce a high percentage of gasoline, diesel fuel and other high margin refined products. The Company focuses its marketing efforts in the Rocky Mountain region and the Plains States. The Company also owns a 34.72% interest in a crude oil pipeline in Wyoming and a 50% interest in two crude oil tanks in Guernsey, Wyoming.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.24	$1.59	$1.93
June 29, 2001	$4.19	$1.89	$3.31
September 28, 2001	$4.50	$2.70	$4.29
December 31, 2001	$5.06	$3.66	$4.16
March 28, 2002	$5.48	$3.99	$5.37
June 28, 2002	$5.69	$3.67	$4.40
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 1, 2006*	$32.50	$24.01	$32.47

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $32.47

Protection level: 70.00%

Protection price: $22.73

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.797659

Coupon: 11.50% per annum

Maturity: December 27, 2007

Dividend yield: 1.85% per annum

Coupon amount monthly: $9.58

FWP-17

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.50%		101.85%
+90%	11.50%		91.85%
+80%	11.50%		81.85%
+70%	11.50%		71.85%
+60%	11.50%		61.85%
+50%	11.50%		51.85%
+40%	11.50%		41.85%
+30%	11.50%		31.85%
+20%	11.50%		21.85%
+10%	11.50%		11.85%
+5%	11.50%		6.85%

0%	11.50%		1.85%

	Protection Price Ever Breached?
	NO	YES
-5%	11.50%	6.50%	-3.15%
-10%	11.50%	1.50%	-8.15%
-20%	11.50%	-8.50%	-18.15%
-30%	11.50%	-18.50%	-28.15%
-40%	N/A	-28.50%	-38.15%
-50%	N/A	-38.50%	-48.15%
-60%	N/A	-48.50%	-58.15%
-70%	N/A	-58.50%	-68.15%
-80%	N/A	-68.50%	-78.15%
-90%	N/A	-78.50%	-88.15%
-100%	N/A	-88.50%	-98.15%

Gilead Sciences, Inc.

According to publicly available information, Gilead Sciences, Inc. (the “Company”) is a biopharmaceutical company that discovers, develops and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases. The Company is a multinational company, with revenues from nine approved products and marketing operations in twelve countries. It focuses its research and clinical programs on anti-infectives. The Company seeks to add to our existing portfolio of products through our internal discovery and clinical development programs and through an active product acquisition and in-licensing strategy.

The Company’s worldwide headquarters are in Foster City, California. It is incorporated in Delaware on June 22, 1987. The Company’s website is www.gilead.com.

The linked share’s SEC file number is 000-19731.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.44	$6.22	$8.13
June 29, 2001	$15.49	$7.20	$14.55
September 28, 2001	$15.87	$11.43	$14.04
December 31, 2001	$18.42	$13.64	$16.43
March 28, 2002	$19.50	$14.48	$18.00
June 28, 2002	$19.10	$14.03	$16.44
September 30, 2002	$18.63	$13.04	$16.77
December 31, 2002	$20.00	$15.31	$17.00
March 31, 2003	$21.60	$15.62	$21.00
June 30, 2003	$28.69	$20.29	$27.78
September 30, 2003	$35.31	$26.69	$28.02
December 31, 2003	$30.83	$25.14	$29.14
March 31, 2004	$33.25	$25.75	$27.73
June 30, 2004	$33.90	$27.08	$33.50
September 30, 2004	$37.48	$27.79	$37.38
December 31, 2004	$39.10	$32.07	$34.99
March 31, 2005	$36.38	$30.39	$35.80
June 30, 2005	$46.16	$34.75	$43.99
September 30, 2005	$49.19	$40.26	$48.76
December 30, 2005	$56.51	$44.73	$52.57
March 31, 2006	$64.66	$52.48	$62.22
June 30, 2006	$66.20	$52.55	$59.16
September 29, 2006	$69.27	$58.02	$68.77
December 1, 2006*	$70.00	$61.52	$65.22

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

FWP-18

Linked share: GILD

Initial price: $65.22

Protection level: 80.00%

Protection price: $52.18

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.332720

Coupon: 8.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.50%		100.00%
+90%	8.50%		90.00%
+80%	8.50%		80.00%
+70%	8.50%		70.00%
+60%	8.50%		60.00%
+50%	8.50%		50.00%
+40%	8.50%		40.00%
+30%	8.50%		30.00%
+20%	8.50%		20.00%
+10%	8.50%		10.00%
+5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
-10%	8.50%	-1.50%	-10.00%
-20%	8.50%	-11.50%	-20.00%
-30%	N/A	-21.50%	-30.00%
-40%	N/A	-31.50%	-40.00%
-50%	N/A	-41.50%	-50.00%
-60%	N/A	-51.50%	-60.00%
-70%	N/A	-61.50%	-70.00%
-80%	N/A	-71.50%	-80.00%
-90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in automotive production and marketing, and financing and insurance operations. The Company designs, manufactures, and markets vehicles worldwide, having its largest operating presence in North America. The Company’s finance and insurance operations are principally those of General Motors Acceptance Corporation (GMAC), a wholly owned subsidiary of GM, which provides a broad range of financial services, including automotive finance and mortgage products and services.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$59.48	$50.25	$51.85
June 29, 2001	$64.89	$50.20	$64.35
September 28, 2001	$67.80	$39.17	$42.90
December 31, 2001	$53.22	$40.52	$48.60
March 28, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.17	$50.00	$53.45
September 30, 2002	$54.08	$38.11	$38.90
December 31, 2002	$41.50	$30.80	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.50	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.39	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.80	$27.98	$29.39
June 30, 2005	$36.65	$24.67	$34.00
September 30, 2005	$37.70	$30.21	$30.61
December 30, 2005	$31.50	$18.33	$19.42
March 31, 2006	$24.60	$18.47	$21.27
June 30, 2006	$30.56	$19.00	$29.79
September 29, 2006	$33.64	$27.12	$33.26
December 1, 2006*	$36.56	$28.49	$29.69

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

FWP-19

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $29.69

Protection level: 60.00%

Protection price: $17.81

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.681374

Coupon: 13.10% per annum

Maturity: December 27, 2007

Dividend yield: 3.37% per annum

Coupon amount monthly: $10.92

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.10%		103.37%
+90%	13.10%		93.37%
+80%	13.10%		83.37%
+70%	13.10%		73.37%
+60%	13.10%		63.37%
+50%	13.10%		53.37%
+40%	13.10%		43.37%
+30%	13.10%		33.37%
+20%	13.10%		23.37%
+10%	13.10%		13.37%
+5%	13.10%		8.37%

0%	13.10%		3.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.10%	8.10%	-1.63%
-10%	13.10%	3.10%	-6.63%
-20%	13.10%	-6.90%	-16.63%
-30%	13.10%	-16.90%	-26.63%
-40%	13.10%	-26.90%	-36.63%
-50%	N/A	-36.90%	-46.63%
-60%	N/A	-46.90%	-56.63%
-70%	N/A	-56.90%	-66.63%
-80%	N/A	-66.90%	-76.63%
-90%	N/A	-76.90%	-86.63%
-100%	N/A	-86.90%	-96.63%

Titanium Metals Corporation

Accordingly to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the only major producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.66	$1.69	$2.25
June 29, 2001	$3.60	$1.69	$2.50
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 28, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 1, 2006*	$33.63	$23.20	$31.45

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-20

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $31.45

Protection level: 70.00%

Protection price: $22.02

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.796502

Coupon: 15.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	15.00%		100.00%
+90%	15.00%		90.00%
+80%	15.00%		80.00%
+70%	15.00%		70.00%
+60%	15.00%		60.00%
+50%	15.00%		50.00%
+40%	15.00%		40.00%
+30%	15.00%		30.00%
+20%	15.00%		20.00%
+10%	15.00%		10.00%
+5%	15.00%		5.00%

0%	15.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.00%	10.00%	-5.00%
-10%	15.00%	5.00%	-10.00%
-20%	15.00%	-5.00%	-20.00%
-30%	15.00%	-15.00%	-30.00%
-40%	N/A	-25.00%	-40.00%
-50%	N/A	-35.00%	-50.00%
-60%	N/A	-45.00%	-60.00%
-70%	N/A	-55.00%	-70.00%
-80%	N/A	-65.00%	-80.00%
-90%	N/A	-75.00%	-90.00%
-100%	N/A	-85.00%	-100.00%

Smith International, Inc.

According to publicly available information, Smith International, Inc. (the “Company”) is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets. The Company provides a comprehensive line of technologically-advanced products and engineering services, including drilling and completion fluid systems, solids-control equipment, waste-management services, production chemicals, three-cone and diamond drill bits, turbines, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers and liner hangers. The Company also offers supply-chain management solutions through an extensive North American branch network providing pipe, valves, fittings, mill, safety and other maintenance products.

The Company was incorporated in the state of California in January 1937 and reincorporated under Delaware law in May 1983. The Company’s executive offices are headquartered at 411 North Sam Houston Parkway, Suite 600, Houston, Texas 77060. The Company’s Internet website is located at www.smith.com.

The linked share’s SEC file number is 1-8514.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$21.13	$16.83	$17.55
June 29, 2001	$21.11	$14.95	$14.98
September 28, 2001	$15.28	$8.08	$9.10
December 31, 2001	$14.28	$8.58	$13.41
March 28, 2002	$17.47	$11.60	$16.94
June 28, 2002	$19.36	$15.11	$17.05
September 30, 2002	$18.32	$12.95	$14.66
December 31, 2002	$17.98	$13.31	$16.31
March 31, 2003	$18.70	$14.75	$17.62
June 30, 2003	$20.95	$17.10	$18.37
September 30, 2003	$19.88	$16.76	$17.99
December 31, 2003	$21.59	$17.65	$20.76
March 31, 2004	$27.45	$20.03	$26.76
June 30, 2004	$29.09	$23.86	$27.88
September 30, 2004	$31.01	$25.89	$30.37
December 31, 2004	$31.49	$26.85	$27.21

FWP-21

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2005	$33.15	$25.80	$31.37
June 30, 2005	$32.40	$27.35	$31.85
September 30, 2005	$35.55	$31.73	$33.31
December 30, 2005	$40.08	$29.11	$37.11
March 31, 2006	$45.37	$35.18	$38.96
June 30, 2006	$45.50	$35.80	$44.47
September 29, 2006	$46.48	$34.87	$38.80
December 1, 2006*	$42.98	$35.43	$42.90

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SII

Initial price: $42.90

Protection level: 75.00%

Protection price: $32.18

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.310023

Coupon: 9.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.70% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.50%		100.70%
+90%	9.50%		90.70%
+80%	9.50%		80.70%
+70%	9.50%		70.70%
+60%	9.50%		60.70%
+50%	9.50%		50.70%
+40%	9.50%		40.70%
+30%	9.50%		30.70%
+20%	9.50%		20.70%
+10%	9.50%		10.70%
+5%	9.50%		5.70%

0%	9.50%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.30%
-10%	9.50%	-0.50%	-9.30%
-20%	9.50%	-10.50%	-19.30%
-30%	N/A	-20.50%	-29.30%
-40%	N/A	-30.50%	-39.30%
-50%	N/A	-40.50%	-49.30%
-60%	N/A	-50.50%	-59.30%
-70%	N/A	-60.50%	-69.30%
-80%	N/A	-70.50%	-79.30%
-90%	N/A	-80.50%	-89.30%
-100%	N/A	-90.50%	-99.30%

Nordstrom, Inc.

According to publicly available information, Nordstrom, Inc. (the “Company”) is incorporated in the state of Washington in 1946 as the successor to a retail shoe business that started in 1901. The Company is one of the nation’s leading fashion specialty retailers, with 156 U.S. stores located in 27 states. The west coast and east coast are the areas in which the Company has the largest presence.

The linked share’s SEC file number is 001-15059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.59	$7.80	$8.14
June 29, 2001	$9.60	$7.89	$9.28
September 28, 2001	$11.49	$6.91	$7.23
December 31, 2001	$10.70	$6.96	$10.12
March 28, 2002	$13.15	$9.83	$12.25
June 28, 2002	$13.44	$10.76	$11.33
September 30, 2002	$11.50	$8.23	$8.97
December 31, 2002	$11.20	$7.55	$9.49
March 31, 2003	$9.81	$8.03	$8.10
June 30, 2003	$9.94	$7.89	$9.76
September 30, 2003	$13.25	$9.66	$12.41
December 31, 2003	$17.75	$12.41	$17.15
March 31, 2004	$20.57	$16.55	$19.95
June 30, 2004	$22.50	$17.43	$21.31

FWP-22

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$22.89	$18.03	$19.12
December 31, 2004	$23.66	$19.10	$23.37
March 31, 2005	$27.86	$22.72	$27.69
June 30, 2005	$35.10	$24.45	$33.99
September 30, 2005	$37.49	$30.96	$34.32
December 30, 2005	$38.85	$30.72	$37.40
March 31, 2006	$42.90	$36.31	$39.18
June 30, 2006	$41.15	$33.41	$36.50
September 29, 2006	$43.99	$31.77	$42.30
December 1, 2006*	$50.79	$42.11	$47.81

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JWN

Initial price: $47.81

Protection level: 70.00%

Protection price: $33.47

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.916126

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.88% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.88%
+90%	9.00%		90.88%
+80%	9.00%		80.88%
+70%	9.00%		70.88%
+60%	9.00%		60.88%
+50%	9.00%		50.88%
+40%	9.00%		40.88%
+30%	9.00%		30.88%
+20%	9.00%		20.88%
+10%	9.00%		10.88%
+5%	9.00%		5.88%

0%	9.00%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.12%
-10%	9.00%	-1.00%	-9.12%
-20%	9.00%	-11.00%	-19.12%
-30%	9.00%	-21.00%	-29.12%
-40%	N/A	-31.00%	-39.12%
-50%	N/A	-41.00%	-49.12%
-60%	N/A	-51.00%	-59.12%
-70%	N/A	-61.00%	-69.12%
-80%	N/A	-71.00%	-79.12%
-90%	N/A	-81.00%	-89.12%
-100%	N/A	-91.00%	-99.12%

Legg Mason Inc.

According to publicly available information, Legg Mason Inc. (the “Company”) is a global asset management company. Acting through its subsidiaries, the Company provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other investment vehicles. The Company offers these products and services directly and through various financial intermediaries. The Company divides its business into three divisions: Mutual Funds/Managed Services, Institutional and Wealth Management. Within each of its divisions, the Company provides its services through a number of asset managers, which are individual businesses, each of which is housed in one or more different subsidiaries, which typically market their products and services under their own brand names.

The linked share’s SEC file number is 001-08529.

FWP-23

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$37.99	$26.77	$28.07
June 29, 2001	$34.33	$25.37	$33.17
September 28, 2001	$33.95	$22.83	$26.51
December 31, 2001	$33.87	$25.57	$33.32
March 28, 2002	$38.07	$32.24	$35.39
June 28, 2002	$38.10	$31.10	$32.89
September 30, 2002	$33.23	$24.74	$28.37
December 31, 2002	$35.53	$24.97	$32.36
March 31, 2003	$35.53	$29.47	$32.49
June 30, 2003	$44.67	$32.47	$43.30
September 30, 2003	$51.47	$43.18	$48.13
December 31, 2003	$56.77	$48.25	$51.45
March 31, 2004	$63.61	$51.77	$61.85
June 30, 2004	$66.40	$55.67	$60.67
September 30, 2004	$60.84	$48.95	$53.27
December 31, 2004	$73.70	$52.48	$73.26
March 31, 2005	$85.07	$68.10	$78.14
June 30, 2005	$108.14	$69.82	$104.11
September 30, 2005	$118.02	$99.75	$109.69
December 30, 2005	$126.33	$100.00	$119.69
March 31, 2006	$139.00	$116.60	$125.33
June 30, 2006	$127.47	$92.07	$99.52
September 29, 2006	$102.73	$81.05	$100.86
December 1, 2006*	$105.88	$84.40	$94.97

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LM

Initial price: $94.97

Protection level: 80.00%

Protection price: $75.98

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.529641

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.79% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.79%
+90%	9.00%		90.79%
+80%	9.00%		80.79%
+70%	9.00%		70.79%
+60%	9.00%		60.79%
+50%	9.00%		50.79%
+40%	9.00%		40.79%
+30%	9.00%		30.79%
+20%	9.00%		20.79%
+10%	9.00%		10.79%
+5%	9.00%		5.79%

0%	9.00%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.21%
-10%	9.00%	-1.00%	-9.21%
-20%	9.00%	-11.00%	-19.21%
-30%	N/A	-21.00%	-29.21%
-40%	N/A	-31.00%	-39.21%
-50%	N/A	-41.00%	-49.21%
-60%	N/A	-51.00%	-59.21%
-70%	N/A	-61.00%	-69.21%
-80%	N/A	-71.00%	-79.21%
-90%	N/A	-81.00%	-89.21%
-100%	N/A	-91.00%	-99.21%

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) was incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia. On June l, 1982, the Company acquired control of two major operating railroads, Norfolk and Western Railway Company (“NW”) and Southern Railway Company (“Southern”) in accordance with an Agreement of Merger and Reorganization dated as of July 31, 1980, and with the approval of the transaction by the Interstate Commerce

FWP-24

Commission. Effective Dec. 31, 1990, the Company transferred all the common stock of NW to Southern, and Southern’s name was changed to Norfolk Southern Railway Company. Effective Sept. 1, 1998, NW was merged with and into Norfolk Southern Railway Company. As of Dec. 31, 2005, all the common stock of Norfolk Southern Railway Company was owned directly by the Company.

As of Dec. 31, 2005, the Company’s railroads operated approximately 21,200 miles of road in 22 eastern states, the District of Columbia and Ontario, Canada. The Company’s railroads carry raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States and parts of Canada. They also transport overseas freight through several Atlantic and Gulf Coast ports. The lines of the Company’s railroads reach most of the larger industrial and trading centers of the Southeast, Northeast, Mid-Atlantic region and Midwest. In addition, haulage arrangements with connecting carriers allow the Company’s railroads to provide single-line service to and from additional markets.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$18.90	$13.63	$16.74
June 29, 2001	$24.11	$15.80	$20.70
September 28, 2001	$22.60	$13.41	$16.12
December 31, 2001	$19.88	$15.19	$18.33
March 28, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 1, 2006*	$55.06	$42.80	$48.94

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $48.94

Protection level: 80.00%

Protection price: $39.15

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.433183

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 1.39% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		101.39%
+90%	9.00%		91.39%
+80%	9.00%		81.39%
+70%	9.00%		71.39%
+60%	9.00%		61.39%
+50%	9.00%		51.39%
+40%	9.00%		41.39%
+30%	9.00%		31.39%
+20%	9.00%		21.39%
+10%	9.00%		11.39%
+5%	9.00%		6.39%

0%	9.00%		1.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.61%
-10%	9.00%	-1.00%	-8.61%
-20%	9.00%	-11.00%	-18.61%
-30%	N/A	-21.00%	-28.61%
-40%	N/A	-31.00%	-38.61%
-50%	N/A	-41.00%	-48.61%
-60%	N/A	-51.00%	-58.61%
-70%	N/A	-61.00%	-68.61%
-80%	N/A	-71.00%	-78.61%
-90%	N/A	-81.00%	-88.61%
-100%	N/A	-91.00%	-98.61%

FWP-25

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a major provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company was organized in 1947 as a Delaware corporation and a successor to a contract drilling business conducted since 1923 under the name Rowan Drilling Company, Inc.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$33.45	$24.56	$27.50
June 29, 2001	$33.89	$21.51	$22.10
September 28, 2001	$22.45	$11.10	$12.38
December 31, 2001	$20.14	$11.66	$19.37
March 28, 2002	$23.48	$16.04	$23.04
June 28, 2002	$27.03	$20.20	$21.45
September 30, 2002	$22.57	$16.36	$18.64
December 31, 2002	$24.60	$17.40	$22.70
March 31, 2003	$23.77	$17.70	$19.66
June 30, 2003	$25.90	$19.28	$22.40
September 30, 2003	$25.62	$20.80	$24.58
December 31, 2003	$26.72	$20.45	$23.17
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 1, 2006*	$36.88	$29.03	$36.44

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $36.44

Protection level: 70.00%

Protection price: $25.51

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.442371

Coupon: 9.75% per annum

Maturity: December 27, 2007

Dividend yield: 1.51% per annum

Coupon amount monthly: $8.13

FWP-26

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		101.51%
+90%	9.75%		91.51%
+80%	9.75%		81.51%
+70%	9.75%		71.51%
+60%	9.75%		61.51%
+50%	9.75%		51.51%
+40%	9.75%		41.51%
+30%	9.75%		31.51%
+20%	9.75%		21.51%
+10%	9.75%		11.51%
+5%	9.75%		6.51%

0%	9.75%		1.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-3.49%
-10%	9.75%	-0.25%	-8.49%
-20%	9.75%	-10.25%	-18.49%
-30%	9.75%	-20.25%	-28.49%
-40%	N/A	-30.25%	-38.49%
-50%	N/A	-40.25%	-48.49%
-60%	N/A	-50.25%	-58.49%
-70%	N/A	-60.25%	-68.49%
-80%	N/A	-70.25%	-78.49%
-90%	N/A	-80.25%	-88.49%
-100%	N/A	-90.25%	-98.49%

Transocean Inc.

According to publicly available information, Transocean Inc. (the “Company”) is a leading international provider of offshore contract drilling services for oil and gas wells. As of March 2, 2006, the Company owned, had partial ownership interests in or operated 89 mobile offshore and barge drilling units. As of this date, the Company’s fleet included 32 High-Specification semisubmersibles and drillships, 23 Other Floaters, 25 Jackup Rigs and 9 Other Rigs.

The Company’s mobile offshore drilling fleet is considered one of the most modern and versatile fleets in the world. The Company’s primary business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding sectors of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services.

The linked share’s SEC file number is 333-75899.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$54.50	$40.00	$43.35
June 29, 2001	$57.64	$40.37	$41.25
September 28, 2001	$41.98	$23.10	$26.40
December 31, 2001	$34.22	$24.20	$33.82
March 28, 2002	$34.65	$26.51	$33.23
June 28, 2002	$39.33	$30.00	$31.15
September 30, 2002	$31.75	$19.60	$20.80
December 31, 2002	$25.89	$18.10	$23.20
March 31, 2003	$24.36	$19.87	$20.45
June 30, 2003	$25.86	$18.40	$21.97
September 30, 2003	$22.40	$18.52	$20.00
December 31, 2003	$24.85	$18.55	$24.01
March 31, 2004	$31.94	$23.10	$27.89
June 30, 2004	$29.27	$25.06	$28.94
September 30, 2004	$36.21	$25.94	$35.78
December 31, 2004	$43.20	$33.75	$42.39
March 31, 2005	$51.89	$39.79	$51.46
June 30, 2005	$58.16	$43.20	$53.97
September 30, 2005	$63.11	$53.52	$61.31
December 30, 2005	$70.93	$52.37	$69.69
March 31, 2006	$84.28	$70.05	$80.30
June 30, 2006	$90.16	$70.77	$80.32
September 29, 2006	$81.63	$64.52	$73.23
December 1, 2006*	$79.26	$65.58	$78.84

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $78.84

Protection level: 75.00%

Protection price: $59.13

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.683917

Coupon: 9.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.13

FWP-27

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		100.00%
+90%	9.75%		90.00%
+80%	9.75%		80.00%
+70%	9.75%		70.00%
+60%	9.75%		60.00%
+50%	9.75%		50.00%
+40%	9.75%		40.00%
+30%	9.75%		30.00%
+20%	9.75%		20.00%
+10%	9.75%		10.00%
+5%	9.75%		5.00%

0%	9.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
-10%	9.75%	-0.25%	-10.00%
-20%	9.75%	-10.25%	-20.00%
-30%	N/A	-20.25%	-30.00%
-40%	N/A	-30.25%	-40.00%
-50%	N/A	-40.25%	-50.00%
-60%	N/A	-50.25%	-60.00%
-70%	N/A	-60.25%	-70.00%
-80%	N/A	-70.25%	-80.00%
-90%	N/A	-80.25%	-90.00%
-100%	N/A	-90.25%	-100.00%

Teva Pharmaceutical Industries Limited (ADR)

According to publicly available information, Teva Pharmaceutical Industries Limited (the “Company”) is a global pharmaceutical company producing drugs in all major treatment categories. The Company is the world’s leading generic drug company and has the leading position in the U.S. generic market. The Company has successfully utilized its production and research capabilities to establish a global pharmaceutical operation focused on supplying the growing demand for generic drugs and on opportunities for proprietary branded products for specific niche categories, with its leading branded drug being Copaxone® for multiple sclerosis. The Company’s active pharmaceutical ingredients business provides both significant revenues and profits from sales to third-party manufacturers and strategic benefits to the Company’s own pharmaceutical production through its timely delivery of significant raw materials.

The Company’s operations are conducted directly and through subsidiaries in Israel, Europe, North America and several other jurisdictions. During 2005, the Company generated approximately 60% of its sales in North America, 29% in Europe and 11% in the rest of the world, predominantly in Israel.

The Company was incorporated in Israel on February 13, 1944 and is the successor to a number of Israeli corporations, the oldest of which was established in 1901.

The linked share’s SEC file number is 000-16174.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$17.75	$12.13	$13.66
June 29, 2001	$16.78	$12.72	$15.58
September 28, 2001	$18.59	$13.38	$15.11
December 31, 2001	$17.10	$13.59	$15.41
March 28, 2002	$16.29	$13.39	$13.67
June 28, 2002	$17.13	$12.92	$16.70
September 30, 2002	$17.49	$14.29	$16.75
December 31, 2002	$20.09	$16.07	$19.31
March 31, 2003	$21.98	$17.25	$20.83
June 30, 2003	$29.21	$21.01	$28.47
September 30, 2003	$30.78	$26.10	$28.58
December 31, 2003	$31.17	$26.00	$28.36
March 31, 2004	$33.68	$28.50	$31.71
June 30, 2004	$34.66	$30.10	$33.65
September 30, 2004	$34.12	$24.01	$25.95
December 31, 2004	$30.18	$22.82	$29.86
March 31, 2005	$32.16	$26.80	$30.99
June 30, 2005	$34.25	$30.00	$31.14
September 30, 2005	$34.26	$29.50	$33.42
December 30, 2005	$45.88	$33.50	$43.01
March 31, 2006	$44.71	$39.65	$41.18
June 30, 2006	$43.90	$29.83	$31.59
September 29, 2006	$35.92	$29.22	$34.09
December 1, 2006*	$36.12	$30.34	$32.02

*	High, low and closing prices are for the period starting October 2, 2006 and ending December 1, 2006.

FWP-28

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEVA

Initial price: $32.02

Protection level: 80.00%

Protection price: $25.62

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.230481

Coupon: 8.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.94% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.00%		100.94%
+90%	8.00%		90.94%
+80%	8.00%		80.94%
+70%	8.00%		70.94%
+60%	8.00%		60.94%
+50%	8.00%		50.94%
+40%	8.00%		40.94%
+30%	8.00%		30.94%
+20%	8.00%		20.94%
+10%	8.00%		10.94%
+5%	8.00%		5.94%

0%	8.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-4.06%
-10%	8.00%	-2.00%	-9.06%
-20%	8.00%	-12.00%	-19.06%
-30%	N/A	-22.00%	-29.06%
-40%	N/A	-32.00%	-39.06%
-50%	N/A	-42.00%	-49.06%
-60%	N/A	-52.00%	-59.06%
-70%	N/A	-62.00%	-69.06%
-80%	N/A	-72.00%	-79.06%
-90%	N/A	-82.00%	-89.06%
-100%	N/A	-92.00%	-99.06%

FWP-29